AMGEN INC.


                              Exhibit 21


SUBSIDIARY                         STATE OF INCORPORATION
(Name under which                  OR
subsidiary does business)          ORGANIZATION


Amgen Australia Pty Limited        Australia

Amgen AB                           Sweden

Amgen-Biofarmaceutica, Lda.        Portugal

Amgen Boulder Development
     Corporation                   Colorado

Amgen Boulder Inc.                 Delaware

Amgen Boulder Production
     Corporation                   Colorado

Amgen B.V.                         The Netherlands

Amgen Canada Inc.                  Canada

Amgen Development Corporation      Delaware

Amgen (Europe) AG                  Switzerland

Amgen GmbH                         Austria

Amgen GmbH                         Germany

Amgen Greater China, Ltd.          Hong Kong

Amgen Holding, Inc.                California

Amgen International Inc.           Delaware

Amgen Kabushiki Kaisha             Japan

Amgen Limited                      United Kingdom

Amgen Puerto Rico, Inc.            Delaware

Amgen N.V.                         Belgium

Amgen Sales Corporation            Barbados

Amgen S.A.                         France

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SUBSIDIARY                         STATE OF INCORPORATION
(Name under which                  OR
subsidiary does business)          ORGANIZATION


Amgen S.A.                         Spain

Amgen S.p.A.                       Italy

Kirin-Amgen, Inc.                  Delaware

Synergen B.V.                      The Netherlands

Synergen Europe, Inc.              Colorado